Exhibit 10.3

FIRST AMENDMENT TO PARTNERSHIP INTEREST

PURCHASE AGREEMENT

This First Amendment to Partnership Interest Purchase Agreement (this “Amendment”), effective as of this 16th day of September, 2009 (the “Effective Date”), is entered into by and between U.S. Lithotripsy, L.P., a Texas limited partnership (“USL”) and John House, M.D. (“Seller”).

RECITALS

A. USL and Seller are parties to that certain Partnership Interest Purchase Agreement dated effective as of 1ST day of January, 2007 (the “Purchase Agreement”), a copy of which is attached as Exhibit A hereto and incorporated herein; and

B. Pursuant to the Purchase Agreement, USL and Seller also entered into that certain Promissory Note dated effective as of 1ST day of January, 2007 (the “Note”), a copy of which (with its exhibits) is attached as Exhibit B hereto and incorporated herein;

C. USL and Seller desires to amend the terms of the Note as more fully set forth herein and to waive any prior defaults or breaches of the Purchase Agreement that may have occurred prior to the Effective Date.

NOW, THEREFORE, for and in consideration of the mutual covenants, agreements, and benefits contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Amendments to Note. The parties agree that the body of the Note shall remain unchanged but that as of the Effective Date, the payment schedule attached as Exhibit A to the Note is hereby deleted in its entirety and shall be replaced with the payment schedule attached hereto as Exhibit C.

2.	Waiver Matters. The parties agree that in consideration for the mutual agreements and promises made hereunder, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each party hereby waives any and all rights and causes of action in anyway arising out of or related to the failure of, breach by, or default by the other party of any of the terms and conditions of the Purchase Agreement and Note occurring on or before the Effective Date of this Amendment.

3.	General. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement or the Note, as applicable. All other terms and provisions of the Purchase Agreement and the Note shall remain unchanged except as expressly amended herein. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Purchase Agreement or Note, the terms and provisions of this Amendment shall control.

4.	Governing Law and Venue. This Amendment shall be governed by the laws of the State of Texas without regard to the principles of conflicts or choice of law embodied therein, and all undertakings hereunder shall be performable in Tarrant County, Texas.

5.	Further Assurances. Each party agrees that it will execute and deliver, or cause to be executed and delivered, on or after the Effective Date, all such instruments and will take all such actions as the other party may reasonably request from time to time in order to effectuate the provisions and purposes of this Amendment.

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IN WITNESS WHEREOF, USL and Seller have caused this Amendment to be duly executed to be effective as of the Effective Date.

USL:

By:	USGP, LLC,
Its General Partner

By:	/s/ John House, M.D.

Seller:

By:	/s/ John House, M.D.

STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

This instrument was acknowledged before me on this 18th day of September, 2009, by John House, Authorized Manager of USGP, LLC, the general partner of U.S. Lithotripsy, L.P., on behalf of the aforesaid Debtor.

GIVEN under my hand and seal of office this 18th day of September, 2009.

Notary Public, State of Texas

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